CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Northern lights Fund Trust. Such reference appears in the Leader Total Return Fund’s Statement of Additional Information under the heading “Independent Registered Public Accounting Firm”.

                BBD, LLP

Philadelphia, Pennsylvania

June 10, 2010